Exhibit 4.1

DARKHORSE TECHNOLOGIES INC.

(INCORPORATED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA)

NUMBER
CERT.9999

SHARES
9,000,000,000***
9,000,000,000*
****9,000,000,000***
*****9,000,000,000**
******9,000,000,000*

THIS CERTIFIES THAT

*** * SPECIMEN * ***

is the registered owner of

CUSIP: 236918108
ISIN: CA2369181086

*** NINE BILLION AND 00/100 ***

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF

DARKHORSE TECHNOLOGIES INC.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
TSX Trust Company
301 - 100 Adelaide Street West
Toronto, ON M5H 4H1
Main Transfer Agent and Registrar

OR

COUNTERSIGNED by
Continental Stock Transfer & Trust Co.
1 State Street, 30th Floor
New York, NY 10004
Co-Transfer Agent

Joel Block
Chief Executive Officer

By______________________________
AUTHORIZED OFFICER

By______________________________
AUTHORIZED OFFICER

The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Toronto, Ontario, Canada, and at the offices of Continental Stock Transfer & Trust Company, New York, New York, USA

SECURITY INSTRUCTIONS ON REVERSE **VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO**

00035482

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

			-				-			

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

____

____Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____Attorney

to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated______________________________

Signature:____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

In the presence of:

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVING AND LOANS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE Ad-15.

999999 TIR5405 ACCT9999 CERT.9999

Until the earlier of the Separation Time and the Expiration Time (as both such terms are defined in the Shareholder Rights Agreement referred to below), this certificate also evidences certain rights of the holder as set forth in an Shareholder Rights Plan Agreement dated as of August 10, 2026 between Darkhorse Technologies Inc. (the "Corporation") and TSX Trust Company, as Rights Agent, as such may be supplemented and amended from time to time (the "Shareholder Rights Agreement"), the terms of which are incorporated herein by reference, and a copy of which is on file at the principal executive offices of the Corporation, is available for viewing on the SEDAR+ website at www.sedarplus.ca and the EDGAR website at www.sec.gov/edgar, and is available to the holder upon demand without charge. Under certain circumstances, as set forth in the Shareholder Rights Agreement, the rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate.

RESTRICTIONS